EXHIBIT 15.1 LETTER RE: UNAUDITED INTERIM FINANCIAL INFORMATION

Board of Directors and Shareholders
STERIS Corporation

     We are aware of the incorporation by reference in the following Registration Statements and related Prospectuses of our report dated July 18, 2001, relating to the unaudited consolidated interim financial statements of STERIS Corporation and Subsidiaries that are included in its Form 10-Q for the quarter ended June 30, 2001:

 REGISTRATION
    NUMBER                                   DESCRIPTION                                            FILING DATE
-----------------------------------------------------------------------------------------------------------------------
    333-63770           Form S-8 Registration Statement -- Nonqualified Stock Option                June 25, 2001
                        Agreement between STERIS Corporation and Charles L. Immel and
                        Restricted Shares Agreement between STERIS Corporation and Charles L.
                        Immel

    333-63772           Form S-8 Registration Statement -- Nonqualified Stock Option                June 25, 2001
                        Agreement between STERIS Corporation and Thomas J. Magulski

    333-63774           Form S-8 Registration Statement -- Nonqualified Stock Option                June 25, 2001
                        Agreement between STERIS Corporation and Peter A. Burke

    333-40082           Form S-8 Registration Statement -- Nonqualified Stock Option                June 26, 2000
                        Agreement between STERIS Corporation and Laurie Brlas and the
                        Nonqualified Stock Option Agreement between STERIS Corporation and
                        David L. Crandall

    333-40058           Form S-8 Registration Statement -- Nonqualified Stock Option                June 23, 2000
                        Agreement between STERIS Corporation and Les C. Vinney

    333-65155           Form S-8 Registration Statement -- STERIS Corporation Long Term             October 1, 1998
                        Incentive Compensation Plan

    333-55839           Form S-8 Registration Statement -- Nonqualified Stock Option                June 2, 1998
                        Agreement between STERIS Corporation and John Masefield and the
                        Nonqualified Stock Option Agreement between STERIS Corporation and
                        Thomas J. DeAngelo

    333-32005           Form S-8 Registration Statement -- STERIS Corporation 1997 Stock            July 24, 1997
                        Option Plan

    333-06529           Form S-3 Registration Statement -- STERIS Corporation                       June 21, 1996

    333-01610           Post-effective Amendment to Form S-4 on Form S-8 -- STERIS                  May 16, 1996
                        Corporation

    33-91444            Form S-8 Registration Statement -- STERIS Corporation 1994 Equity           April 24, 1995
                        Compensation Plan

    33-91442            Form S-8 Registration Statement -- STERIS Corporation 1994               April 24, 1995
                        Nonemployee Directors Equity Compensation Plan

    33-55976            Form S-8 Registration Statement -- STERIS Corporation 401(k) Plan        December 21, 1992

    33-55258            Form S-8 Registration Statement -- STERIS Corporation Amended and        December 4, 1992
                        Restated Non-Qualified Stock Option Plan

                                                          /s/  Ernst & Young LLP
Cleveland, Ohio
August 9, 2001